FOR IMMEDIATE RELEASE
---------------------



                TANDYCRAFTS, INC. SELLS PRESTIGE LEATHER COMPANY


Fort Worth, Texas, March 27, 1996 -- Tandycrafts, Inc. (NYSE: TAC) announced today that in connection with its recent restructuring program, it has completed the sale of Prestige Leather Creations ("Prestige") to Prestige's current management team. Terms of the sale were not disclosed.


     Tandycrafts, Inc. is a specialty retailer and manufacturer. Included in its specialty retail segment are Tandy Leather Company, Joshua's Christian Stores, Cargo Furniture & Accents, and Sav-On Discount Office Supplies. Its specialty manufacturing segment is comprised of two manufacturing divisions; Frames and Framed Art and Tandy Wholesale International ("TWI").





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